UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009 (March 20, 2009)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of David M. Stout.

On March 20, 2009, the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (the “Company”) elected David M. Stout as a director of the Company to fill a newly created seat on the Board.  Mr. Stout was elected for a term expiring at the Company’s 2009 annual stockholders’ meeting.  The Company has not determined the committee or committees of the Board to which Mr. Stout is expected to be named. A copy of the press release relating to Mr. Stout’s election is attached hereto as Exhibit 99.1.

Mr. Stout, age 54, served most recently as President, Pharmaceuticals at GlaxoSmithKline, where he was responsible for the company’s global pharmaceutical operations, from January 2003 to February 2008.  Prior to that, he served as President, U.S. Pharmaceuticals at GlaxoSmithKline from 1999 to January 2003.  He served as Senior Vice President and Director, Sales and Marketing-U.S. for SmithKline Beecham from 1996 to 1998.  Prior to that, Mr. Stout was President of Schering Laboratories, a division of Schering-Plough Corporation, from 1994 to 1996.  Mr. Stout also held various executive and sales and marketing positions with Schering-Plough Corporation from 1979, when he joined the company, until 1994.  Mr. Stout is a director of Airgas, Inc.

In accordance with the Company’s stock option grant program for non-employee directors administered under the Company’s 2008 Equity Incentive Plan (the “2008 Plan”), on March 20, 2009, the Company granted Mr. Stout an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $6.37 per share, the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant.  The shares subject to the option vest in three equal installments on each of the first, second and third anniversaries of the date of grant, assuming Mr. Stout’s continued service on the Board for such periods.  The option is subject to the terms and conditions of the 2008 Plan and the Company’s standard form of Option Grant Notice and Option Agreement, copies of which are filed as Exhibits 99.1 and 99.2 to our Registration Statement on Form S-8 (No. 333-151882) filed on June 24, 2008.

In connection with Mr. Stout’s election, Mr. Stout and the Company will enter into an Indemnity Agreement in the same form as has previously been entered into with the Company’s other directors.  The Indemnity Agreement will provide indemnity to Mr. Stout against liabilities incurred in the performance of his duties to the maximum extent permitted by Delaware corporate law and the Company’s Bylaws.  The Company’s form of Indemnity Agreement is filed as Exhibit 10.01 to its Current Report on Form 8-K filed on June 25, 2007.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 24, 2009, entitled “Allos Therapeutics Appoints David M. Stout to Its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 24, 2009

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 24, 2009, entitled “Allos Therapeutics Appoints David M. Stout to Its Board of Directors.”